November 10, 1995


AMT Capital Fund, Inc.
  in respect of
  U.S. Selected Growth Portfolio
430 Park Avenue
New York, New York 10022


		Re:	Registration Statement on Form N-14

Dear Sirs:

		We refer to the Registration Statement on Form N-14
(the "Registration Statement") relating to the issuance of Class B shares of Common Stock, par value $0.001 per share (the "USG Shares"), of U.S. Selected Growth Portfolio (the "USG Portfolio"), a series of AMT Capital Fund, Inc. (the "Company"), a Maryland corporation, in connection with the proposed Agreement and Plan of Reorganization
(the "Agreement"), which provides for all of the assets of the Lehman Selected Growth Stock Portfolio (the "SGS Portfolio"), a series of
Lehman Brothers Funds, Inc., to be transferred to the USG Portfolio in exchange for a number of USG Shares equal to the number of outstanding shares of the SGS Portfolio, and the distribution of such USG Shares to the shareholders of the SGS Portfolio in complete liquidation of the SGS Portfolio on the basis of one USG Share (or fraction thereof) for each share (or fraction thereof) of the SGS Portfolio. We have examined the Company's Articles of Incorporation and Bylaws, the relevant proceedings of the Board of Directors of the Company, and such other certificates, instruments, documents and matters of law relating to the Company as we deem necessary in connection with rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions that were submitted to us in draft form, the authenticity of all the documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

		On the basis of the foregoing, it is our opinion that the USG Shares have been duly authorized and, when issued in accordance with the terms of the Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

		We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,


AMT Capital Fund, Inc.
  in respect of  U.S. Selected Growth Portfolio
November 10, 1995